EXHIBIT 10(a)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

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                                                                   EXHIBIT 10(a)


                 [Letterhead of Sutherland Asbill & Brennan LLP
                          1275 Pennsylvania Ave., N.W.
                           Washington, DC 20004-2415]




                                  July 9, 2001

VIA EDGARLINK
-------------

Board of Directors
IL Annuity and Insurance Company
2960 North Meridian Street
Indianapolis, Indiana  46208

Ladies and Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form N-4 for IL Annuity and Insurance Co. Separate Account 1 (File Nos. 333-54972; 811-08964). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:  /s/ Mary Jane Wilson-Bilik
                                                 --------------------------
                                                 Mary Jane Wilson-Bilik